Exhibit 99.2
                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

Check this box if no longer subject to Section 16:  [X]

Name and Address:                                   Oracle Associates, LLC
                                                    200 Greenwich Avenue,
                                                    3rd Floor
                                                    Greenwich, CT 06830

Issuer and Ticker Symbol:                           Mediware Information
                                                    Systems, Inc. (MEDW)

Date of Earliest Transaction:                       10/26/2006

Relationship to Issuer:                             10% Owner

Designated Filer:                                   Larry N. Feinberg

TABLE I INFORMATION
Title of Security:                                  Common Stock
Transaction Date:                                   10/26/2006
Transaction Code:                                   S
Securities Disposed:                                73,500
Acquired or Disposed:                               D
Price:                                              $8.25
Ownership Form:                                     I
Amount Beneficially Owned After Transaction         914,500
Nature of Indirect Beneficial Ownership             (3)


Signature:                                          ORACLE ASSOCIATES, LLC


                                                    By: /s/ Larry N. Feinberg
                                                        ------------------------
                                                        Name:  Larry N. Feinberg
                                                        Title: Managing Member

 Date:                                              October 30, 2006



(3) See Exhibit 99.1